SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 1, 2006

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 1, 2006, Natural Resource Partners L.P. closed its previously announced acquisition of the D.D. Shepard property from The Andrew W. Mellon Foundation for $110 million in cash. The partnership funded the transaction through its credit facility.
The D.D. Shepard property consists of nearly 25,000 acres of land containing in excess of 80 million tons of coal reserves. The property, primarily located in Boone County, West Virginia adjacent to other NRP property, has both metallurgical and steam coal reserves, gas reserves and surface and timber. Over 90% of the property is owned in fee most of which is contiguous. Coal produced from the property can be shipped on the CSX and Norfolk Southern railroads. The majority of the coal reserves are leased to Peabody Energy while the majority of the gas reserves are leased to Dominion Exploration and Production.
The press release announcing the closing of the acquisition is included as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements And Exhibits.
(c)	Exhibits
99.1	Press Release dated December 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)
By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan
Wyatt L. Hogan
Vice President and General Counsel

Dated: December 4, 2006

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated December 4, 2006.